Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Blair Christie
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 853-9848	(408) 525-4856
rojenkin@cisco.com	blchrist@cisco.com

CISCO SYSTEMS REPORTS FIRST QUARTER EARNINGS

Company Also Announces $10 Billion Increase in Stock Repurchase Program

•	Q1 Net Sales: $6.0 billion (17.1% increase year over year; 0.8% increase quarter over quarter)

•	Q1 GAAP Net Income: $1.4 billion (28.5% increase year over year; 1.2% increase quarter over quarter)

•	Q1 Earnings Per Share: $0.21 GAAP; $0.21 pro forma

SAN JOSE, Calif. — November 9, 2004 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its first quarter results for the period ended October 30, 2004.

Net sales for the first quarter of fiscal 2005 were $6.0 billion, compared with $5.1 billion for the first quarter of fiscal 2004, an increase of 17.1 percent, and compared with $5.9 billion for the fourth quarter of fiscal 2004, an increase of 0.8 percent.

Net income for the first quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $1.4 billion or $0.21 per share, compared with $1.1 billion or $0.15 per share for the first quarter of fiscal 2004, and compared with $1.4 billion or $0.20 per share for the fourth quarter of fiscal 2004. Pro forma net income for the first quarter of fiscal 2005 was $1.5 billion or $0.21 per share, compared with $1.2 billion or $0.17 per share for the first quarter of fiscal 2004, and compared with $1.5 billion or $0.21 per share for the fourth quarter of fiscal 2004. A reconciliation between net income on a GAAP basis and pro forma net income is provided in a table immediately following the Pro Forma Consolidated Statements of Operations.

During the first quarter of fiscal 2005, Cisco completed the acquisition of Actona Technologies, Inc. for a purchase price of $90 million; the acquisition of dynamicsoft, Inc. for a purchase price of $69 million; the acquisition of Parc Technologies Limited for a purchase price of $14 million; the acquisition of P-Cube Inc. for a purchase price of $213 million; and the purchase of certain assets of Procket Networks, Inc. for a purchase price of $92 million.

“Cisco started the fiscal year with solid results across nearly all of our key financial metrics, highlighted by a record-breaking quarter in terms of GAAP net income and earnings per share, and our sixth consecutive quarter of sequential revenue growth,” said John Chambers, president and CEO, Cisco Systems. “Our execution also remained solid across our key product categories, industry segments, advanced technologies and geographies.”

Chambers continued, “As customers integrate data, voice and video across a combination of networks, they are asking for a common technology architecture to deliver networked applications and services in a way that is transparent to the end user. And, as Cisco approaches its 20th anniversary, we believe we are uniquely positioned, based on our strategy of investing across customer markets, emerging geographic markets, as well as in both technology and business architectures, to address the future evolution of networking - the Intelligent Information Network.”

Cisco will discuss first quarter 2005 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Stock Repurchase Program Expanded

Cisco today also announced that on November 8, 2004 its board of directors authorized up to $10 billion in additional repurchases of its common stock. Cisco’s board had previously authorized up to $25 billion in stock repurchases. There is no fixed termination date for the repurchase program. The remaining authorized amount for stock repurchases under this program, including the additional authorization, is approximately $15 billion.

Financial Highlights

•	Cash flows from operations were $1.5 billion for the first quarter of fiscal 2005, compared with $1.0 billion for the first quarter of fiscal 2004, and compared with $2.1 billion for the fourth quarter of fiscal 2004.

•	Cash and cash equivalents and total investments were $17.7 billion at the end of the first quarter of fiscal 2005, compared with $19.3 billion at the end of the fourth quarter of fiscal 2004.

•	During the first quarter of fiscal 2005, Cisco repurchased 156 million shares of common stock at an average price of $19.24 per share for an aggregate purchase price of $3.0 billion. As of October 30, 2004, Cisco had repurchased and retired 1.1 billion shares of Cisco common stock at an average price of $17.92 per share for an aggregate purchase price of approximately $20 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the first quarter of fiscal 2005 were 27 days, compared with 28 days at the end of the fourth quarter of fiscal 2004.

•	Inventory turns were 6.5 in the first quarter of fiscal 2005, compared with 6.4 in the fourth quarter of fiscal 2004.

“Cisco continues to execute well across several key operational metrics,” said Dennis Powell, chief financial officer, Cisco Systems. “For the tenth consecutive quarter, Cisco’s pro forma net income exceeded $1 billion, cash flow from operations remained strong and productivity, driven by operating expense management, continued to improve.”

Business Highlights

•	Continuing the focus on the Network Admission Control (NAC) program, Cisco announced collaborations with IBM, Microsoft and Computer Associates. The NAC initiative is designed to reduce the damage and disruption that viruses, worms and other security vulnerabilities can cause networked businesses.

•	Cisco announced that Bank of America is deploying 180,000 Cisco Internet Protocol (IP) telephones at 5,800 locations throughout the United States, and Ford Motor Company plans to install 50,000 Cisco IP phones in 110 offices throughout Michigan.

•	Linksys, a division of Cisco, announced a new line of consumer voice-over-IP (VoIP) products, including a broadband router and telephone adapter. Linksys also announced it is working with AT&T, Vonage and Verizon to deliver VoIP products to consumers.

•	Cisco introduced a new line of integrated services routers, designed to deliver secure, wire-speed data, voice and video and other advanced services to small and medium-sized businesses, enterprise branch offices, and service providers for managed network services offerings.

•	Cisco introduced a new line of Cisco Catalyst® switching products and services specifically designed and priced for small and medium-sized businesses.

•	Cisco announced the intent to open a research and development center in Shanghai, China. The new facility will represent an initial $32 million investment over the next five years.

•	Qatar Telecom commissioned the construction of a new IT data center, the first large-scale data center of its kind in the Qatar region, with a networking infrastructure based around a Cisco integrated systems approach.

•	Germany’s Media-Saturn is expected to implement the Cisco Intelligent Retail network framework, including 40,000 IP phones and wireless access points, in almost 500 stores within 11 European countries.

Editor’s Note:

•	Q1 FY’05 conference call to discuss Cisco’s results along with its outlook for Q2 FY’05 to be held at 1:30 p.m. Pacific Time on Tuesday, November 9, 2004. Conference call number is 800-369-1706 (United States); 773-756-4817 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time on November 9, 2004 to 4:30 p.m. Pacific Time on November 16, 2004 at 866-391-4974 (United States); 203-369-0426 (international). The replay is also available from November 9, 2004 through January 21, 2005 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials and corresponding Webcast with visuals designed to guide participants through the call will also be available at 1:30 p.m. Pacific Time. Prepared remarks will be available approximately 24 hours after completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at www.cisco.com/go/investors.

•	Additional information regarding Cisco’s Q1 FY’05 results, including executive Q&A, will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO), the worldwide leader in networking for the Internet, this year celebrates 20 years of commitment to technology innovation, industry leadership, and corporate social responsibility. Information on Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; the ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; the ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three months ended October 30, 2004 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

Cisco provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Cisco believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Cisco believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Cisco’s ongoing operating performance. In addition, Cisco’s management uses these measures for reviewing the financial results of Cisco.

Copyright© 2004 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, Catalyst, and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document or Website are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 30, 2004	October 25, 2003
NET SALES:
Product	$5,033	$4,263
Service	938	838

Total net sales	5,971	5,101
COST OF SALES:
Product	1,646	1,316
Service	310	279

Total cost of sales	1,956	1,595

GROSS MARGIN	4,015	3,506

OPERATING EXPENSES:
Research and development	787	735
Sales and marketing	1,102	1,071
General and administrative	225	195
Payroll tax on stock option exercises	1	2
Amortization of deferred stock-based compensation	40	51
Amortization of purchased intangible assets	60	62
In-process research and development	12	—

Total operating expenses	2,227	2,116

OPERATING INCOME	1,788	1,390

Interest income	130	137
Other income, net	40	1

Interest and other income, net	170	138

INCOME BEFORE PROVISION FOR INCOME TAXES	1,958	1,528
Provision for income taxes	562	442

NET INCOME	$1,396	$1,086

Net income per share:
Basic	$0.21	$0.16

Diluted	$0.21	$0.15

Shares used in per-share calculation:
Basic	6,635	6,932

Diluted	6,773	7,110

Cisco Systems, Inc.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 30, 2004	October 25, 2003
NET SALES:
Product	$5,033	$4,263
Service	938	838

Total net sales	5,971	5,101

COST OF SALES:
Product	1,646	1,316
Service	310	279

Total cost of sales	1,956	1,595

GROSS MARGIN	4,015	3,506

OPERATING EXPENSES:
Research and development	787	735
Sales and marketing	1,102	1,071
General and administrative	225	195

Total operating expenses (a) (b) (c) (d)	2,114	2,001

OPERATING INCOME (a) (b) (c) (d)	1,901	1,505

Interest income	130	137
Other income (loss), net (e)	(13)	1

Interest and other income (loss), net (e)	117	138

INCOME BEFORE PROVISION FOR INCOME TAXES (a) (b) (c) (d) (e)	2,018	1,643
Provision for income taxes (f)	565	460

NET INCOME	$1,453	$1,183

Net income per share:
Basic	$0.22	$0.17

Diluted	$0.21	$0.17

Shares used in per-share calculation:
Basic	6,635	6,932

Diluted	6,773	7,110

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$1,396	$1,086
(a) In-process research and development	12	—
(b) Payroll tax on stock option exercises	1	2
(c) Amortization of deferred stock-based compensation	40	51
(d) Amortization of purchased intangible assets	60	62
(e) Gain on publicly traded equity securities	(53)	—
(f) Income tax effect	(3)	(18)

Pro forma net income	$1,453	$1,183

For the three month period ended July 31, 2004, pro forma net income and pro forma net income per share excluded the following items: payroll tax on stock option exercises of $4 million, amortization of deferred stock-based compensation of $56 million, amortization of purchased intangible assets of $60 million, and income tax effect of ($20) million.

Cisco Systems, Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 30, 2004	July 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$3,309	$3,722
Short-term investments	3,489	4,947
Accounts receivable, net of allowance for doubtful accounts of $179 at October 30, 2004 and July 31, 2004	1,792	1,825
Inventories	1,210	1,207
Deferred tax assets	1,798	1,827
Prepaid expenses and other current assets	878	815

Total current assets	12,476	14,343

Investments	10,929	10,598
Property and equipment, net	3,279	3,290
Goodwill	4,535	4,198
Purchased intangible assets, net	399	325
Other assets	2,695	2,840

TOTAL ASSETS	$34,313	$35,594

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$680	$657
Income taxes payable	1,161	963
Accrued compensation	1,187	1,466
Deferred revenue	3,291	3,527
Other accrued liabilities	2,307	2,090

Total current liabilities	8,626	8,703
Deferred revenue	970	975

Total liabilities	9,596	9,678

Minority interest	128	90

Shareholders’ equity	24,589	25,826

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,313	$35,594

Cisco Systems, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 30, 2004	October 25, 2003
Cash flows from operating activities:
Net income	$1,396	$1,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	291	397
Provision for doubtful accounts	—	7
Provision for inventory	62	35
Deferred income taxes	74	116
Tax benefits from employee stock option plans	48	62
In-process research and development	12	—
Net (gains) losses and impairment charges on investments	(44)	1
Change in operating assets and liabilities:
Accounts receivable	37	(44)
Inventories	(63)	(37)
Prepaid expenses and other current assets	(10)	(39)
Accounts payable	16	8
Income taxes payable	188	(16)
Accrued compensation	(283)	(286)
Deferred revenue	(241)	(101)
Other accrued liabilities	28	(216)

Net cash provided by operating activities	1,511	973

Cash flows from investing activities:
Purchases of short-term investments	(1,735)	(2,969)
Proceeds from sales and maturities of short-term investments	3,535	3,065
Purchases of investments	(3,437)	(5,076)
Proceeds from sales and maturities of investments	3,002	6,153
Acquisition of property and equipment	(159)	(173)
Acquisition of businesses, net of cash and cash equivalents	(229)	—
Change in lease receivables, net	(52)	4
Change in investments in privately held companies	(48)	(14)
Other	70	64

Net cash provided by investing activities	947	1,054

Cash flows from financing activities:
Issuance of common stock	96	173
Repurchase of common stock	(3,001)	(1,998)
Other	34	31

Net cash used in financing activities	(2,871)	(1,794)

Net (decrease) increase in cash and cash equivalents	(413)	233
Cash and cash equivalents, beginning of period	3,722	3,925

Cash and cash equivalents, end of period	$3,309	$4,158

Cisco Systems, Inc.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 30, 2004	July 31, 2004
CASH AND CASH EQUIVALENTS AND TOTAL INVESTMENTS
Cash and cash equivalents	$3,309	$3,722
Fixed income securities	13,174	14,411
Publicly traded equity securities	1,244	1,134

Total	$17,727	$19,267

INVENTORIES
Raw materials	$60	$58
Work in process	408	459
Finished goods:
Distributor inventory and deferred cost of sales	338	316
Manufacturing finished goods	235	206
Service-related spares	141	134

Total finished goods	714	656
Demonstration systems	28	34

Total	$1,210	$1,207

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,457	$3,429
Computer equipment and related software	1,164	1,120
Production, engineering, and other equipment	2,737	2,643
Operating lease assets	101	94
Furniture and fixtures	359	356

	7,818	7,642
Less, accumulated depreciation and amortization	(4,539)	(4,352)

Total	$3,279	$3,290

LEASE RECEIVABLES, NET (a)
Current	$236	$215
Noncurrent	254	231

Total	$490	$446

OTHER ASSETS
Deferred tax assets	$1,027	$1,130
Investments in privately held companies	345	354
Income tax receivable	690	690
Lease receivables, net	254	231
Other	379	435

Total	$2,695	$2,840

DEFERRED REVENUE
Service	$2,885	$3,047
Product	1,376	1,455

Total	$4,261	$4,502

Reported as:
Current	$3,291	$3,527
Noncurrent	970	975

Total	$4,261	$4,502

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.